SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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VENDINGDATA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 29, 2005

To the Stockholders of VendingData Corporation:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Tuesday, August 23, 2005 10:00 a.m., Pacific time

WHERE:	VendingData Corporation 6830 Spencer Street Las Vegas, Nevada 89119

ITEMS OF BUSINESS:	•	Election of four directors for terms expiring in 2006;

	•	Approval of an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 50,000,000 shares;

	•	Approval of the issuance of our 10% Senior Secured Convertible Notes due 2008;

	•	Approval of an amendment to our 1999 Stock Option Plan to increase the number of shares of common stock reserved under the plan from 3,000,000 shares to 5,000,000 shares; and

	•	Act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE:		July 1, 2005

VOTING BY PROXY:		Your vote is important. You may vote by returning the proxy card in the envelope provided.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of our 2004 Annual Report on Form 10-KSB is enclosed.

By Order of the Board of Directors,

Douglas H. Caszatt
Acting Chief Financial Officer and Secretary

VENDINGDATA CORPORATION

TABLE OF CONTENTS

VENDINGDATA CORPORATION

PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about July 29, 2005, in connection with the solicitation of proxies by the VendingData Corporation Board of Directors to be used at our Annual Meeting of Stockholders, or the Annual Meeting, to be held at 10:00 a.m. (Pacific Time) on Tuesday, August 23, 2005 at our corporate headquarters located at 6830 Spencer Street, Las Vegas, Nevada 89119, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

Proposal 1: The election of four directors for terms expiring in 2006;

Proposal 2: The approval of an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 50,000,000 shares;

Proposal 3: The approval of the issuance of our 10% Senior Secured Convertible Notes due 2008; and

Proposal 4: The approval of an amendment to our 1999 Stock Option Plan, or the 1999 Plan, increasing the number of shares reserved thereunder from 3,000,000 shares to 5,000,000 shares.

We are not aware of any other matters that will be voted on. If a matter does properly come before the Annual Meeting, the persons named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What are the board’s voting recommendations?

Our board of directors recommends a vote:

   •       FOR each of the four nominated directors;

   •       FOR the approval of the amendment to our articles of incorporation;

   •       FOR the approval of the issuance of our 10% Senior Secured Convertible Notes due 2008; and

   •       FOR the approval of the amendment to the 1999 Plan.

What is the vote required for each proposal?

Proposal 1: The election of the four nominated directors requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 2: The approval of the amendment to our articles of incorporation requires the affirmative vote of the holders of a majority of our common stock outstanding.

Proposal 3: The approval of the issuance of our 10% Senior Secured Convertible Notes due 2008 requires the affirmative note of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 4: The approval of the amendment to the 1999 Plan requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Who can vote?

The record holders of our common stock on the close of business as of July 1, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of the record date, 16,764,005 shares of our common stock were issued and outstanding. As of the record date, we had approximately 300 stockholders of record. Each outstanding share of our common stock is entitled to one vote upon each matter presented. A list of stockholders entitled to vote will be available for inspection by any record stockholder at our corporate headquarters at 6830 Spencer Street, Las Vegas, Nevada 89119 prior to or at our Annual Meeting.

What constitutes a quorum?

In order to conduct our Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a “quorum.” Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

How do I vote?

There are four ways to vote:

   •    By completing and mailing the enclosed proxy card;

   •    By voting electronically through the Internet at www.continentalstock.com;

   •    By voting electronically on the telephone at 1-866-894-0537; or

   •     By written ballot at our Annual Meeting.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on each of the proposals even if the broker does not receive voting instructions from you.

If your shares are held in the name of a broker, bank or other holder of record, you are invited to attend our Annual Meeting, but may not vote at our Annual Meeting unless you have first obtained a proxy, executed in the stockholders’ favor, from the holder of record.

What does it mean if I get more than one proxy?
It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

   •    Returning a later-dated proxy card;

   •    Voting in person at our Annual Meeting; or

   •    Notifying our Secretary by written revocation letter.

Our Secretary is Douglas H. Caszatt. Any revocation should be filed with him at our corporate headquarters at 6830 Spencer Street, Las Vegas, Nevada 89119.

Attendance at our Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as our board recommends.

Who conducts the proxy solicitation?

Our board of directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our board of directors will appoint one or more persons to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the Annual Meeting. The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?
No. Our stockholders do not have appraisal rights in connection with any matter to be acted upon.
Who can help answer my questions?

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Secretary, Douglas H. Caszatt, at (702) 733-7195. Our public filings can also be accessed at the Securities and Exchange Commission’s website at www.sec.gov.

 PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the Annual Meeting. Our board of directors has proposed the re-election of each current member of the board for a one-year term expiring at the 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Directors will be elected by the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

NOMINEES FOR ELECTION OF DIRECTORS

The following information is furnished with respect to each member of our board of directors, including our principal executive officer who is also a director. There are no family relationships between or among any of our directors or executive officers.

Name	Age	Director Since	Position
Mark R. Newburg	50	2005	Executive Director (Principal Executive Officer) and Treasurer
James E. Crabbe	59	2000	Chairman of the Board of Directors
Ronald O. Keil	72	1998	Director
Bob L. Smith	67	1998	Vice-Chairman of the Board of Directors

Mark R. Newburg joined our board of directors as Executive Director in March 2005 and was appointed Treasurer in May 2005. Mr. Newburg has also served as the president and chief executive officer and as a member of the board of directors of VirtGame Corp. since August 2004. Although Mr. Newburg oversees all aspects of our operations, Mr. Newburg will maintain his role with VirtGame Corp. until the third quarter of 2005, the expected time at which VirtGame Corp. is to complete its acquisition by Progressive Gaming International Corporation. Since September 2003, Mr. Newburg has also served as president and chief executive officer of C2Consulting Inc., a firm specializing in areas such as strategic planning, change management, organizational integration, international, and organizational alignment. From March 2003 to November 2004, Mr. Newburg served as chief operating officer to Left Right Marketing Technologies, an internet retailing start-up in Las Vegas. From July 2001 to March 2003, Mr. Newburg served as president of Aristocrat Technologies Inc, an Australia based designer, builder and marketer of proprietary software and hardware to the international gaming market. Previously, Mr. Newburg had a 20 year career at NCR, a $5.9 billion provider of store automation, self-service, payment, and data-warehousing solution. Mr. Newburg earned his Master of Business Administration from the University of Dayton in June 1985, and his bachelor’s degrees in both Accounting and Business Administration from the University of Findlay in June 1976.

James E. Crabbe became a member and Vice-Chairman of our board in May 2000 and was elected Chairman of our board in August 2001. Mr. Crabbe is currently engaged in the active management of his personal investment portfolio. He spent 34 years in the money management business. In 1980, he co-founded the Crabbe-Huson Group, Inc., an investment management company, of which he served as president, portfolio manager and analyst until his retirement in 2000. Mr. Crabbe earned his bachelor’s degree from the University of Oregon in 1967. He currently serves on the board of directors of Viewpoint Corporation, a publicly traded software company.

Ronald O. Keil has been a member of our board since April 1999. Since 1999, Mr. Keil has owned and operated Keil’s, Inc., an operator of two supermarkets in San Diego, California. From March 1995, Mr. Keil served as Managing Partner of RJL Properties, Inc., which owned and operated four hotels and a mini-storage facility all of which were sold between 1995 and 1997. In addition, from October 1993 to January 1998, Mr. Keil owned a 142-room Holiday Inn in Idaho Falls. In 1960 Mr. Keil founded and operated Keil’s Food Stores, a chain of supermarkets located in Oregon and Washington which were sold to Safeway in 1985. Mr. Keil is a founder and director of the Bank of Clark County, located in Vancouver, Washington, and has served as Chairman of the Board for Clark Community College also located in Vancouver, Washington. He earned a bachelor’s degree in Business Administration from Lewis and Clark College and has completed graduate work towards a Master of Business Administration from the University of Oregon.

Bob L. Smith joined our board in May 1998 and served as Chairman of our board from April 1999 until August 2001, when he became Vice-Chairman of our board. Mr. Smith also serves as Chairman and Chief Executive Officer of VIP’s Industries, Inc., a company co-founded by Mr. Smith in 1968 that oversees restaurant, hotel and real estate development in five Western states. Mr. Smith serves on the Boards of Directors of Flying J., Inc., an integrated oil company, and Regency of Oregon (formerly Blue Cross and Blue Shield of Oregon), and previously served on the Boards of Directors of the Crabbe-Huson Funds, Inc., an investment management company, and Centennial Bank (now Umpqua Bank). Mr. Smith received a bachelor’s degree in Business Administration from the University of Oregon in 1962.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Our business affairs are conducted under the direction of our board of directors. The role of our board of directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner. Our board of directors has three standing committees, an audit committee, a nominating committee and a recently formed compensation committee that replaces our executive committee.

Our board of directors met six times in 2004. All of the incumbent directors attended the meetings during the period for which they have been a director and the meetings held by committees of the board of directors on which they serve.

We do not have a policy that requires directors to attend our annual meetings of stockholders. At the 2004 Annual Meeting held on October 5, 2004, two of our four directors were present.

Audit Committee

The audit committee is comprised of Messrs. Keil and Smith. Mr. Keil serves as the audit committee chair. Our audit committee generally meets quarterly, and in 2004, our audit committee held seven meetings. As stated in the audit committee charter, our audit committee has the responsibility of selecting the firm that will serve as our independent public accountants, approving and reviewing the scope and results of the audit and any nonaudit services provided by the independent public accountants and meeting with our financial staff to review internal control, procedures and policies. A copy of our audit committee charter, as amended as of January 8, 2004, is available as Appendix A to our proxy statement relating to our 2004 annual meeting of stockholders.

Although we have not identified a member of our audit committee as the audit committee financial expert, we are currently reviewing whether one of our members qualifies as an audit committee financial expert pursuant to Item 401(b)(2) of Regulation S-B. In addition, we are currently searching for a third member to our audit committee who will also qualify as the audit committee financial expert.

The members of our audit committee are independent, as independence for audit committee members is defined in Section 121A of the American Stock Exchange Company Guide. In addition, Messrs Keil and Smith both meet the definition of “financially sophisticated” as defined in Section 121B of the American Stock Exchange Company Guide.

Nominating Committee

In January 2004, our board of directors created a nominating committee and appointed Messrs. Keil and Smith to serve on the nominating committee. Mr. Smith serves as the nominating committee chair. The members of our nominating committee are independent, as independence for directors is defined in Section 121A of the American Stock Exchange Company Guide. A copy of our nominating committee charter, as adopted on January 8, 2004, is available as Appendix B to our proxy statement relating to our 2004 annual meeting of stockholders.

As stated in our nominating committee charter, the nominating committee is responsible for assisting our board of directors with respect to the appropriate size and composition of our board and monitoring and making recommendations regarding the performance of our board. For a third party to suggest a candidate, one must provide our legal department with the name of the candidate, together with a brief biographical sketch and a document indicating, if elected, the candidate’s willingness to serve. Our nominating committee evaluates the qualifications of all proposed candidates for election to our board of directors, including capability, availability to serve, conflicts of interest and other relevant factors.

On June 17, 2005, through written consent, our nominating committee recommended James E. Crabbe, Ronald O. Keil, Mark R. Newburg and Bob L. Smith as nominees for election to our board of directors at our upcoming Annual Meeting.

COMPENSATION OF DIRECTORS

Our non-employee members of our board of directors receive an initial grant of 1,000 options and an annual grant of 10,000 options on the date of the annual or special meeting of stockholders at which directors are elected. The exercise price shall be the then-current market price of our common stock. Our directors are reimbursed for their out-of-pocket expenses related to their services as directors or meeting attendance. Members of our board of directors that are employees do not receive compensation for their services as directors.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Other than Mark R. Newburg, the members of our board of directors are not employed by VendingData Corporation or our subsidiaries.

PROCESS FOR STOCKHOLDERS TO SEND COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Because we have always maintained open channels of communication with the stockholders, we do not have a formal policy as to providing a process for stockholders to send communications to the board of directors. However, if a stockholder would like to send a communication to our board of directors, please address the letter to the attention of our Legal Department and it will be distributed to each director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” all the director nominees.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our board of directors is proposing to amend our articles of incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 50,000,000 shares, as more fully described below. Other than the proposed increase in the number of authorized shares of common stock, the proposed amendment is not intended to modify the rights of existing stockholders in any material respect. Our board of directors approved the proposed increase in the number of authorized shares of common stock and recommends the approval the amendment to our articles of incorporation.

The proposed amendment to our articles of incorporation is provided as Appendix A to this proxy statement. Upon approval of the amendment by our stockholders, we will file the amendment with the Nevada Secretary of State promptly after the Annual Meeting. If the amendment is not approved by our stockholders, our articles of incorporation will not be amended and our authorized capital stock will remain the same.

BACKGROUND OF THE AMENDMENT

Under Nevada law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under our articles of incorporation. Our articles of incorporation currently authorize the issuance of up to 25,000,000 shares of common stock, $.001 par value, and up to 10,000,000 shares of preferred stock, $0.01 par value.

As of May 31, 2005, we have 16,751,505 shares of common stock outstanding, 448,053 shares in treasury and no shares of preferred stock outstanding. In addition, as of May 31, 2005, we had outstanding options to purchase 3,053,172 shares of common stock under our 1999 Stock Option Plan, outstanding options to purchase 215,200 shares of our common stock under our 1999 Directors’ Stock Option Plan, warrants exercisable into 2,585,553 shares of common stock, 10% Senior Secured Convertible Notes due February 2008, or our February Senior Notes, convertible into 3,030,293 shares of common stock and 10% Senior Secured Convertible Notes due March 2008, or our March Senior Notes, convertible into 606,060 shares of common stock. In order to ensure that a sufficient number of shares of common stock will be available for issuance upon the conversion of our February Senior Notes and our March Senior Notes, our board of directors has approved, subject to stockholder approval, the amendment to our articles of incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 50,000,000 shares.

In addition to the foregoing, pursuant to the subscription documents for our March Senior Notes, we acknowledged the need and agreed to amend our articles of incorporation for the purposes of increasing the number of authorized shares of our common stock. Due to the shares of common stock reserved for issuance pursuant to our stock option plans, outstanding warrants and outstanding convertible notes, we issued our March Senior Notes subject to the covenant that we would amend our articles of incorporation to provide for a sufficient number of authorized shares of common stock.

For additional information with respect to our February Senior Notes and our March Senior Notes, please see “Proposal 3 - Approval of the Issuance of our 10% Senior Secured Convertible Notes Due 2008.”

PURPOSE AND EFFECT OF THE AMENDMENT

In addition to the need to increase our authorized shares for the issuance of shares upon the conversion of our Senior Notes, our board of directors believes it desirable to increase the number of authorized shares of common stock in order to provide us with adequate flexibility in corporate planning and strategies. The availability of additional authorized shares of common stock could be used for a number of purposes, including corporate financing, public or private offerings of common stock, future acquisitions, stockdividends, stock splits, strategic relationships with corporate partners, stock options, and other stock-based compensation. The availability of additional authorized shares of common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. Other than as described herein, there are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as our board of directors may determine without further stockholder approval, unless such action is required by applicable law or the rules of the American Stock Exchange or any stock exchange on which our securities may be listed.

The increase in authorized shares of common stock will not have any immediate effect on the rights of our stockholders. Although the additional authorized shares of common stock will not change the voting rights, dividend rights, liquidation rights or any other stockholder rights, our board of directors will have the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of the American Stock Exchange or any stock exchange on which our securities may be listed. The issuance of additional shares may decrease the relative percentage equity ownership of our stockholders and, depending on the price at which they are issued, may be dilutive to the existing stockholders. The holders of our common stock have no preemptive rights and our board of directors has no plans to grant such rights with respect to any such shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” approval of the amendment to our articles of incorporation.

  PROPOSAL 3 — APPROVAL OF THE ISSUANCE OF OUR 10% SENIOR SECURED CONVERTIBLE NOTES DUE 2008

At the request of the American Stock Exchange, we are seeking the approval of our stockholders for the issuance of our 10% Senior Secured Convertible Notes due 2008, the Senior Notes, more specifically, the shares of our common stock issuable upon the conversion of our Senior Notes. The Senior Notes consist of our February Senior Notes in the original principal amount of $10,000,000 and our March Senior Notes in the original principal amount of $2,000,000. The Senior Notes provide for a one-time conversion right where up to 50% of the then outstanding principal amount can be converted into a maximum of 3,636,353 shares of our common stock at a conversion price of $1.65 per share.

Due the determination by the American Stock Exchange that the shares issuable upon the conversion of the February Senior Notes and the March Senior Notes are to be aggregated and exceed 20% of the then outstanding shares of common stock and that the conversion price was less than the then market value of our common stock, the American Stock Exchange has requested that the issuance of the Senior Notes, more specifically, the shares issuable upon the conversion of the Senior Notes, be approved by our stockholders prior to the listing of all of the shares with the American Stock Exchange. We have received approval from the American Stock Exchange for the listing of 3,422,712 shares of our common stock issuable pursuant to the Senior Notes, where such shares represent 19.9% of the then outstanding shares of our common stock. Upon the approval by stockholders of this proposal, the American Stock Exchange will then approve for listing the remaining 213,641 shares of our common stock.

If we fail to obtain stockholder approval, we will not receive the approval from American Stock Exchange for the listing of the balance of the shares issuable pursuant to the Senior Notes and will only be permitted to issue 3,422,712 shares of the 3,636,353 shares issuable pursuant to the Senior Notes. If we receive elections to convert the Senior Notes in excess of the 3,422,712 shares approved by the American Stock Exchange, we will be prohibited from issuing such shares and, as a result, will be in breach of the relevant Senior Notes relating to said elections. If the breach remains uncured after the expiration of the 15 day cure period following written notice of such breach, we would be in default under the relevant Senior Notes. In this event, we propose to amend the terms of the relevant Senior Notes so as to reduce the number of shares issuable upon the conversion of the Senior Notes from 3,636,353 shares to 3,422,712 shares.

Background on the Senior Notes

The Senior Notes were issued in February 2005 and March 2005. The February Senior Notes closed on February 15, 2005, were issued in the original principal amount of $10,000,000 and are due on February 15, 2008. The March Senior Notes closed on March 15, 2005, were issued in the original principal amount of $2,000,000 and are due on March 15, 2008. Although treated as separate private placements, the February Senior Notes and the March Senior Notes are both secured by a first priority security interest in our assets. The Senior Notes require semi-annual payments of interest only with the principal and any unpaid interest due on the respective maturity dates for the Senior Notes. The Senior Notes can be prepaid at premiums that decline each year, where prepayment notice of at least 30 days must be made to holders of the Senior Notes. Holders of the Senior Notes have a one-time right to convert up to 50% of the then outstanding principal of the Senior Notes into shares of our common stock at a conversion price of $1.65 per share.

Due to our continued operating losses and the need for additional capital to fund our operations, we conducted the private placement of the Senior Notes to provide us with funds required to sustain our operations through the fourth quarter of 2005. In the event that the holders of the Senior Notes elect to exercise their one-time right to convert up to 50% of the then outstanding principal of the Senior Notes into shares of our common stock, the impact of such election would be to increase the number of outstanding shares by 3,636,353 shares and a result in the pro rata dilution of the ownership of our current stockholders. In the event that the holders of the Senior Notes do not elect to convert any portion of their Senior Notes, we will be obligated to repay the entire principal amount at maturity.

USE OFPROCEEDS

Through the Senior Notes, we exchanged previously issued notes in the original principal amount of $3,250,000 and received gross proceeds of $8,750,000, of which $6,750,000 was held in escrow upon the satisfaction of three conditions. Pursuant to the terms of the Senior Notes, our access to $6,750,000 in proceeds is subject to the satisfaction of the following conditions by June 30, 2005:

•
The execution of a distributor agreement with TCSJohnHuxley or an affiliate thereof and the sale and service outside the United States of 100 units of our RandomPlus™ Shuffler and our PokerOne™ Shuffler;

•	The hiring of a North American manager of operations or a chief operating officer; and

•	The approval of our RandomPlus™ Shuffler by Gaming Laboratories International and the Nevada State Gaming Control Board and the placement of 100 units of our RandomPlus™ shuffler in North America.

As of June 30, 2005, we met the first and second escrow conditions and, with respect to the third escrow condition, needed only to place 100 units of our RandomPlus™ shuffler in North America. Through a waiver of this requirement from the holders of the Senior Notes, we were not required to have placed 100 units of our RandomPlus™ shuffler in North America by the June 30, 2005 deadline and were permitted to access the remaining $2,250,000. The following table provides the proposed uses for proceeds from the Senior Notes and the actual uses of the proceeds from the Senior Notes as of June 30, 2005:

Use	Proposed Amount	%	Actual Amount	%
Note exchange	$3,250,000	27.1%	$3,250,000	34.7%
Fund inventory	2,100,000	17.5%	1,200,000	12.8%
Fund operating losses	1,700,000	14.2%	2,064,000	22.0%
Placement fees	350,000	2.9%	350,000	3.73%
Other general corporate purposes	4,600,000	38.3%	2,517,000	26.8%
	$12,000,000	100.0%	$9,381,000	100.0%

As of June 30, 2005, we have approximately $2,619,000 remaining from the net proceeds from the Senior Notes. The amounts used to fund operating losses include approximately $995,000 for payroll, approximately $756,000 for equipment lease payments and approximately $312,000 for consulting fees, and the amounts used for other general corporate purposes include approximately $1,079,000 for professional fees.

Section 713 of the American Stock Exchange Company Guide

We are seeking stockholder approval of the issuance of the Senior Notes in accordance with Section 713 of the American Stock Exchange Company Guide. Section 713 of the American Stock Exchange Company Guide requires, as a condition to the listing of any shares, stockholder approval of any transaction that involves the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding shares of common stock for less than the greater of book or market value of the stock.

Initially, the Senior Notes consisted only of the February Senior Notes, where the aggregate original principal amount of $10,000,000 was convertible into a maximum of 3,030,293 shares of our common stock. At the closing of the February Senior Notes, the 3,030,293 shares represented 17.6% of the outstanding shares of our common stock. Subsequent to the issuance of the February Senior Notes, on March 15, 2005, we closed on the March Senior Notes, where the aggregate principal amount of $2,000,000 was convertible into a maximum of 606,060 shares of our common stock. At the closing of the March Senior Notes, the 606,060 shares represented 3.5% of the outstanding shares of our common stock. Separately, the shares issuable upon conversion of the February Senior Notes and the March Senior Notes would not exceed the 20% threshold contained in Section 713 of the American Stock Exchange Company Guide. However, as a result of the determination by the American Stock Exchange that the February Senior Notes and the March Senior Notes would be viewed as a single plan of financing, the aggregate of 3,636,353 shares issuable upon conversion of the February Senior Notes and the March Senior Notes represented 21.1% of the then outstanding shares of our common stock and exceeded the 20% threshold contained in Section 713 of the American Stock Exchange Company Guide.

In terms of the conversion price of $1.65 for both the February Senior Notes and the March Senior Notes, the conversion price was established on February 1, 2005 where the closing price of our common stock was $1.64. Although the conversion price was above the market value of our common stock as of the date it was established, the conversion price was below the closing price of our common stock on the closing dates of the February Senior Notes and the March Senior Notes. The closing price of our common stock on February 15, 2005 and March 15, 2005 was $1.90 and $1.93, respectively.

Due to the aggregation of the shares issuable upon conversion of the February Senior Notes and the March Senior Notes and the increase in the closing price of our common stock from the date the conversion price was established to the closing dates of the February Senior Notes and the March Senior Notes, the American Stock Exchange has required stockholder approval of the issuance of the Senior Notes prior to granting its approval for the listing of all of the shares issuable upon conversion of the Senior Notes. Prior to obtaining such stockholder approval, the American Stock Exchange already approved up to 19.9% of the shares issuable upon conversion of the Senior Notes, or 3,422,712 shares, and will approve the remaining 213,641 shares for listing upon the receipt of stockholder approval.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the issuance of the Senior Notes.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO OUR 1999 STOCK OPTION PLAN

Our Amended and Restated 1999 Stock Option Plan, or the 1999 Plan, was originally adopted by our stockholders on March 29, 1999. Through an amendment approved by our stockholders on October 5, 2004, we may issue stock options pursuant to the 1999 Plan to purchase up to 3,000,000 shares of our common stock. As of May 31, 2005, we have issued 1,360 shares upon the exercise of options and have issued options to purchase 3,053,172 shares of common stock, of which options to purchase 54,532 shares of common stock were issued in excess of the number of shares of common stock reserved under the 1999 Plan.

PROPOSED AMENDMENT

Our board of directors has reviewed the 1999 Plan and the lack of available shares thereunder and determined that the 1999 Plan requires additional shares to provide the flexibility with respect to stock-based compensation that the board of directors believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our board of directors believes that it is advisable to increase the 3,000,000 share limit to 5,000,000 shares in order to attract and compensate executive officers, including individuals that will become a part of the management team to be assembled by Mark R. Newburg. The issuance of stock options to executive officers is designed to align the interests of executive officers with those of our stockholders.

The amendment to the 1999 Plan increases the number of shares of common stock that may be issued upon the exercise of options by 2,000,000 shares, or 11.9% of the 16,751,505 shares of common stock outstanding on May 31, 2005. As amended, the 1999 Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction. A copy of the amendment to the 1999 Plan is attached as Appendix B to this proxy statement.

SUMMARY OF THE MATERIALS ASPECTS OF THE 1999 STOCK OPTION PLAN

The following is a summary of the material aspects of the 1999 Plan, as proposed to be amended.

Shares. Our stock option plan will be amended to authorize an additional 2,000,000 shares of common stock. Shares awarded under the stock option plan may consist, in whole or in part, of authorized and unissued shares. If shares subject to an option under the 1999 Plan cease to be subject to such option, or if shares awarded under the 1999 Plan are forfeited, or otherwise terminated without payment being made to the participant in the form of common stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1999 Plan.

Participation. Awards under the 1999 Plan may be made to our officers, directors, employees, consultants, advisers, independent contractors and agents who are responsible for or contribute to the management, growth and/or profitability of our business.

Option Price and Payment. Incentive stock options (as defined in the 1999 Plan) granted under the 1999 Plan may be exercised at a price not less than 100% of the fair market value of our common stock on the date of grant; provided, however, that if at the time the option is granted the optionee owns or would be considered to own by reason of Section 424(d) of the Internal Revenue Code of 1986 more than 10% of the total combined voting power of all classes of our stock or any subsidiary or parent company, the purchase price of the shares covered by the applicable option shall not be less than 110% of the fair market value per share of the common stock on the date the option was granted. Options may be exercised by payment of the option price and any applicable taxes in full, by cash or by certified or cashier’s check payable to “VendingData Corporation” or the equivalent thereof acceptable to us.

Administration. A committee of our board of directors may administer the 1999 Plan, subject to final approval of awards by our board of directors. The governing body for the 1999 Plan must consist of at least two directors that are both “Non-Employee Directors” as defined pursuant to the rules adopted by the SEC under Section 16 of the Securities Exchange Act of 1934, or the Exchange Act, and “Outside Directors” as defined by the regulations promulgated under Section 162(m) of the Internal Revenue Code. In the event our board fails to designate a committee to administer the 1999 Plan, the 1999 Plan shall be administered by our board. The members of the committee serve at the discretion of our board of directors, which may remove these members at any time. Currently, our board of directors administers the 1999 Plan.

Types of Awards and Terms. The only awards that may be granted under the 1999 Plan are stock options. Our board of directors is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. Our board may specify the terms of such grants subject to the terms of the 1999 Plan. The exercise price per share subject to an option is determined by our board of directors, but may not be less than the fair market value of a share of our common stock on the date of the grant in the case of incentive stock options. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by our board, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of our voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

Exercise and Option Term. Each option vests and becomes exercisable in installments or otherwise in accordance with the schedule and upon the terms and conditions determined by our board. The expiration date of each option shall be determined by our board. In the event an expiration date is not so determined, the expiration date shall be 10 years from the date on which the option is granted, and may be subject to earlier termination as set forth in the 1999 Plan.

Stock options may be exercised in whole or in part at any time during the option period by giving written notice to us specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by cash or by certified or cashier’s check, or such other instrument as our board may accept and by payment of all amounts that we are required to withhold by law for tax obligations.

Effect of Termination of Employment on Options. Upon termination of an optionee’s employment for cause, such employee’s stock options will terminate. Upon termination of an option holder’s employment for any reason other than death or permanent disability, such employee’s stock options will terminate 90 days from the date on which such relationship terminates. Except as our board may expressly determine otherwise at any time with respect to any particular non-qualified option granted, if an optionee shall die or cease to have a relationship by reason of permanent disability, any option granted to him shall terminate one year after the date of his death or termination of relationship due to permanent disability unless by its terms it shall expire before such date, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of relationship due to permanent disability. In the case of death, the option may be exercised by the person or persons to whom the optionee’s rights under the option shall pass by will or by the laws of descent and distribution.

Change of Control. In the event of a change of control (as defined in the 1999 Plan), all outstanding options not then exercisable and vested shall become fully vested and exercisable as of the change-of-control date.

Amendment. Our board of directors may at any time suspend, amend, revise or terminate the 1999 Plan, except that stockholder approval is required by a majority of the shares present and voting at either an annual or special meeting called for such purpose to:

•	Materially increase the benefits accruing to participants under the 1999 Plan;

•	Increase the number of shares of common stock that may be issued under the 1999 Plan; or

•	Materially modify the eligibility requirements for participation in the1999 Plan.

Our board may amend the terms of any stock option that has already been granted, but no such amendment shall impair the rights of a holder without that holder’s consent.

Certain Federal Income Tax Consequences. The following is a brief description of the current federal income tax consequences generally arising with respect to options granted under the 1999 Plan.

Tax consequences to us and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and we are not entitled to take a deduction, upon the grant of an incentive stock option or a non-qualified stock option. Generally, a participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the shares of common stock acquired upon the exercise of the incentive stock option), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 1999 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 1999 Plan are urged to consult a tax advisor as to the tax consequences of participation.

PLAN BENEFITS

Because grants under the 1999 Plan are discretionary, we cannot determine the number of options and shares that may be granted under the 1999 Plan as a result of the amendment. As of May 31, 2005, we have issued 1,360 shares upon the exercise of options and have outstanding options to purchase 3,053,172 shares of common stock. As a result, we have issued options to purchase 54,532 shares of common stock that require the approval of the amendment to the 1999 Plan.

As a result of the issuance of options on April 28, 2005 to purchase 425,000 shares of common stock with an exercise price of $1.85 to four individuals, we exceeded the number of shares reserved under the 1999 Plan by 54,532 shares. Of the options issued on April 28, 2005, we issued options to purchase 200,000 shares to Mark R. Newburg, our Executive Director and Treasurer, that vest in three installments beginning on the one-year anniversary of the stock option.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” the amendment of the 1999 Plan.

ADDITIONAL INFORMATION

AUDIT COMMITTEE REPORT

The following audit committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference.

The Audit Committee of the Board of Directors of VendingData Corporation is composed of independent directors as required by and in compliance with the listing standard of the American Stock Exchange. The Audit Committee operates pursuant its Amended and Restated Charter, as approved by the Board of Directors on January 8, 2004.

The responsibilities of the Audit Committee include providing oversight of the company’s financial reporting process on behalf of the Board of Directors. In the discharge of its functions, the Audit Committee relies on the company’s management and the company’s independent auditors. The company’s management is primarily responsible for the company’s financial reporting process, principles and internal controls, including the preparation of the company’s financial statements. The company’s independent auditors, Piercy Bowler Taylor & Kern, are responsible for performing an audit of the company’s financial statements and expressing an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the company’s financial statements included in the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 with the company’s management and independent auditors. The Audit Committee has discussed with the company’s independent auditors the matters required to be discussed by SAS 61, Communication with Audit Committee, as modified or supplemented. In addition, the Audit Committee has received the written disclosures and letter from the company’s independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed the independence of the company’s independent auditors from the company. The Audit Committee has also considered whether the company’s independent auditors’ provision of non-audit services is compatible with maintaining the auditors’ independence.

Based on the review and discussions noted above, we have recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The members of the Audit Committee have submitted this report to the Board of Directors as of June 17, 2005.

Ronald O. Keil, Chair
Bob L. Smith

BENEFICIAL OWNERSHIP

The table below sets forth the beneficial ownership of our common stock, as of May 31, 2005, by:

•	All of our directors and executive officers, individually;
•	All of our directors and executive officers, as a group; and
•	All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 16,751,505 shares of our common stock outstanding as of May 31, 2005, according to the record ownership listings as of that date and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of May 31, 2005 pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is c/o VendingData Corporation, 6830 Spencer Street, Las Vegas, Nevada 89119.

Name of Director or Executive Officer	Shares[1]		Percentage
James E. Crabbe	7,085,073	[2]	41.97%
Bob L. Smith	525,962	[3]	3.13%
Ronald O. Keil	233,654	[4]	1.39%
Mark R. Newburg	0		*
All directors and executive officers as a group (4 persons)	7,844,689	[5]	46.34%

Name and Address of 5% Holder
Leonid Frenkel c/o Triage Capital LF Group, LLC 401 City Avenue, Suite 800 Bala Cynwyd, Pennsylvania 19004	1,813,638	[6]	9.77%
LC Capital Master Fund LP c/o Lampe Conway & Co., LLC 680 5th Avenue, Suite 1201 New York, NY 10019	1,557,169	[7]	8.60%
* Denotes less than 1%.

1 Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
2 Includes 4,574,066 shares held directly by Mr. Crabbe, 50,600 shares issuable upon the exercise of stock options and 2,460,407 shares held by Mr. Crabbe, as Trustee of the James E. Crabbe Revocable Trust. Mr. Crabbe disclaims any ownership of any shares of common stock beneficially owned by Phileo Foundation, a charitable foundation of which Mr. Crabbe is a trustee and president, or by Yvonne M. Huson, or her related trusts, for which Mr. Crabbe formerly held voting power.
3 Includes 164,012 shares held directly by Mr. Smith, 230,162 shares held by VIP’s Industries, Inc., 62,288 shares held by I.C.D., 7,500 shares issuable upon the exercise of warrants, and 62,000 shares issuable upon the exercise of stock options.
4 Includes 177,654 shares held directly by Mr. Keil, 51,000 shares issuable upon the exercise of stock options, and 5,000 shares issuable upon the exercise of warrants.
5 Includes 7,668,589 shares issued directly, 163,600 shares issuable upon the exercise of stock options and 12,500 shares issuable upon the exercise of warrants.
6 Based on a Form 4 filed on April 8, 2005 and information provided, includes shares beneficially owned by Triage Offshore Fund, Ltd. issuable upon the conversion of notes into 1,061,368 shares and the exercise of warrants into 180,000 shares; shares beneficially owned by Triage Capital Management B LP issuable upon the conversion of notes into 128,029 shares and the exercise of warrants into 180,000 shares; shares beneficially owned by Triage Capital Management LP issuable upon the conversion of notes into 98,484 shares and the exercise of warrants into 90,000 shares; and shares beneficially owned by Periscope Partners LP issuable upon the conversion of notes into 75,757 shares.
7 Based on information provided, includes 25,500 shares issued directly, 360,000 shares issuable upon the exercise of warrants and 984,848 shares issuable upon the conversion of convertible notes.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

We have one executive officer, Mark R. Newburg, who serves as our principal executive officer. The biographical information for Mr. Newburg is located in this proxy statement under the heading, “Proposal 1 - Election of Directors, Nominees for Election of Directors.” In addition to Mr. Newburg, we have one significant employee, Douglas H. Caszatt, who serves as our acting chief financial officer, secretary and controller.

Douglas H. Caszatt has been our acting chief financial officer since May 2004, our secretary since November 2004 and our controller since December 2003. From 1984 to November 2003, Mr. Caszatt was employed by Alcoa Aluminum in multiple capacities, including plant controller, cost analyst and accounting manager, in the United States and overseas. Mr. Caszatt received a bachelor’s degree in business administration from Michigan State University in 1977.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction Review

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our board. Our bylaws provide that no such transactions by us shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of our board or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if:

•
The fact of such common directorship or financial interest is disclosed or known by our board or committee and noted in the minutes, and our board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or

•
The fact of such common directorship or financial interest is disclosed to or known by the stockholders entitled to vote, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares of common stock entitled to vote (the votes of the interested directors or officers shall be counted in any such vote of stockholders); or

•	The contract or transaction is fair and reasonable to us at the time it is authorized or approved.

In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the stockholders approving the transaction.

2002 Private Placement of Convertible Notes

On February 21, 2002, our board authorized a private placement of $4,999,995 of convertible notes. The convertible notes accrue interest at 9.5% per annum, mature one year from the date of issuance (where the holder has the discretion to extend maturity date for up to four one-year periods) and are convertible into shares of our common stock one year after issuance at a rate of $1.75 per share. In addition, for each convertible note of $49,999.95, we issued a warrant to purchase 2,500 shares of our common stock with an exercise price of $1.75. Through this private placement, a total of $4,799,995.20 principal amount of convertible notes were issued for $650,000 in cash with the remaining $4,149,995.95 representing a rollover of principal and interest. We also issued warrants to purchase 240,000 shares of our common stock. The convertible notes are convertible into 2,742,863 shares of our common stock. We used the proceeds from this private placement for general corporate purposes and working capital. We discontinued this private placement of convertible debentures as of January 14, 2003.

With the approval of the board, certain members of the board, or entities controlled by these board members, participated in our private placement of convertible notes. The convertible notes and warrants issued to these related parties are as follows:

•	$3,949,996.05 convertible note and warrants to purchase 197,500 shares of our common stock to the James E. Crabbe Revocable Trust;

•	$99,999.90 convertible note and warrants to purchase 5,000 shares of our common stock to Ronald O. Keil;

•	$49,999.95 convertible note and warrant to purchase 2,500 shares of our common stock purchased by VIP’s Industries, Inc., an entity controlled by Bob L. Smith, our Vice Chairman; and

•	$99,999.90 convertible note and warrants to purchase 5,000 shares of our common stock purchased by I.C.D., Inc., an entity controlled by Bob L. Smith, our Vice Chairman.

These related parties either agreed to cancel prior indebtedness or tender additional funds in exchange for their convertible notes and warrants. In conjunction with the consummation of a public offering on December 18, 2003, all of the outstanding convertible notes and outstanding interest were converted into shares of our common stock and cancelled.

Travel and Other Advances

Prior to the effective date of the Sarbanes-Oxley Act on July 30, 2002, we routinely advanced funds to management personnel for travel and other corporate expenses related to our business. In addition, Steven J. Blad, our former president and chief executive officer, from time to time used his personal funds and personal credit cards to advance costs on behalf of our employees and business needs. As a result of an internal review in 2002, we have determined that after netting advances to Mr. Blad against amounts advanced by Mr. Blad personally on our behalf, a receivable from Mr. Blad remains due to us arising out of pre-July 30, 2002 advances in the amount of $31,116. Mr. Blad believes that certain credits due to him were not fully reflected. Our audit committee directed an internal audit and accounting of these matters so that an amount receivable can be confirmed, and Mr. Blad will be required to repay such receivable in a period of not less than twelve months. In March 2005, our Audit Committee concluded that Mr. Blad should reimburse us approximately $16,000 arising out of the foregoing. Mr. Blad continues to disagree with this conclusion. We also determined that a net amount of approximately $5,039 was advanced to Mr. Blad after July 30, 2002 that was not limited to business purposes. Through the issuance of a bonus to Mr. Blad, Mr. Blad repaid $5,039 to us.

Phileo Foundation

In 2002, the Phileo Foundation, a charitable foundation of which Mr. Crabbe, the chairman of our board, and his two sons, Michael Crabbe and James Crabbe, Jr., are the trustees, made a series of short-term loans in the aggregate principal amount of $400,000 at a 9.5% interest rate to us. In December 2002, Mr. Crabbe informed our board that the Phileo Foundation had desired for the loans to be converted into shares of our common stock at $1.75 per share pursuant to our 2002 convertible debt program. Because an insufficient number of shares reserved for conversion remained at the time the Phileo Foundation made its intent known to us, the loans in the amount of $400,000 were not converted into shares of our common stock at that time. In July 2003, the board members, other than Mr. Crabbe who recused himself, voted to grant the Phileo Foundation the right to convert the loans in the amount of $400,000 and all accrued interest into shares of our common stock at $2.25 per share, which is the most recent price at which we had granted to other investors for the conversion of debt or exercise of warrants. On December 18, 2003, upon the consummation of our public offering, we converted the outstanding principal and interest owed to the Phileo Foundation into 205,875 shares of common stock.

Private Placement of 10% Senior Secured Convertible Notes

Through our private placement of 10% senior secured convertible notes in February 2005 and March 2005 in the aggregate principal amount of $12,000,000, we received subscriptions from and issued notes to LC Capital Master Fund LP and affiliates of Leonid Frenkel. Each note provides for the one-time right to convert up to one-half of the outstanding principal owed on the note into shares of common stock at a rate of $1.65 per share. The following table identifies the notes issued to LC Capital Master Fund LP and affiliates of Leonid Frenkel and the maximum number of shares issuable under such notes.

Name	Amount of Note ($)	Conversion Shares (Maximum)
LC Capital Master Fund LP	1,500,000	454,545
LC Capital Master Fund LP	1,750,000	530,303
Triage Capital Management B, LP	422,500	128,029
Triage Capital Management LP	325,000	98,484
Triage Offshore Fund Ltd	3,502,500	1,061,363
Periscope Partners LP	250,000	75,757

The rights and obligations of the subscribers of our 10% senior secured convertible notes in February 2005 and March 2005 are governed by a collateral agent agreement, security agreement and intercreditor agreement. For additional information, see our Current Reports on Form 8-K filed on February 15, 2005 and March 16, 2005.

Transactions Involving Leonid Frenkel and his Affiliates

Through the filing of a Schedule 13G on October 1, 2004, Triage Management L.P. and Leonid Frenkel first reported their beneficial ownership of more than 5% our outstanding shares of common stock. In addition to the subscription of 10% senior secured convertible notes described above, we entered into a repurchase agreement with Leonid Frenkel, Triage Capital Management B, LP, Triage Capital Management LP, Triage Offshore Fund Ltd and Periscope Partners LP whereby we repurchased an aggregate of 448,053 shares of common stock in exchange for warrants to purchase an aggregate of 448,053 shares of common stock with an exercise price of $.01 per share. The repurchased shares have been classified as treasury shares. For additional information, see our Current Report on Form 8-K filed on April 14, 2005.

Indemnification Agreements

In June 2003, July 2003, April 2004, February 2005 and April 2005 we entered into indemnification agreements with members of our board of directors and certain of significant and other employees in which we agreed to hold harmless and indemnify such directors, officers and employees to the fullest extent authorized under Nevada law, and to pay any and all related expenses reasonably incurred by the indemnitee. The relevant members of our board of directors are James E. Crabbe, Ronald O. Keil, Mark R. Newburg and Bob L. Smith. The relevant significant and other employees are: Tyson K. Adams, Senior Development Engineer; D. Dean Barnett, Senior Vice President of Sales; Douglas H. Caszatt, Acting Chief Financial Officer, Secretary and Controller; Joseph D. Corradino, Director of Sales/Table Games; Kenneth R. Dickinson, Senior Vice President of Product Development; Lynn C. Hessing, Director of Engineering; Robert G. Pietrosanto, Vice President of Sales; and William B. Roquemore, Vice President of Manufacturing. We also entered into indemnification agreements with Steven J. Blad, our former executive officer and director, and H. Michael Jahnke, our former chief operating officer.

Securities and Exchange Commission Position on Certain Indemnification

Our articles of incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Nevada law. Chapter 78 of the Nevada Revised Statutes, or NRS, provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to our directors, officers or persons controlling us pursuant to the provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws, Nevada law or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the Securities and Exchange Commission on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than ten percent of the outstanding shares of our common stock are in compliance with Section 16(a) of the Exchange Act for the year ended December 31, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, our chief executive officer and our other executive officers earning in excess of $100,000 for services rendered in all capacities during fiscal years ended December 31, 2004, 2003 and 2002. We provide certain perquisites and other personal benefits to some or all of our executives. The unreimbursed incremental cost to us of providing perquisites and other personal benefits did not exceed, as to any of the executives for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive for such year.

	Annual Compensation			Long -Term Compensation	All Other Compen-sation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)
Mark R. Newburg	2004	—	—	—	—
Executive Director (Principal	2003	—	—	—	—
Executive Officer) and Treasurer	2002	—	—	—	—
Steven J. Blad	2004	340,400	—	—	—
Chief Executive Officer,	2003	282,000	7,800	500,000	—
President and Director	2002	282,000	—	133,000	—

On March 25, 2005, Mr. Blad resigned as our Chief Executive Officer, as our President and as a member of our board of directors, and Mr. Newburg was appointed to our board of directors as Executive Director. In his role as Executive Director, Mr. Newburg oversees all aspects of our operations.

Option Grants In Last Fiscal Year

During the fiscal year ended December 31, 2004, we did not issue any stock options to the executive officers named in the above summary compensation table.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth information regarding exercises of stock options and stock appreciation rights, or SARs, during the fiscal year ended December 31, 2004 made to the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2004 (#)		Value of Unexercised In-the-Money Options as of December 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Blad	—	—	645,000	400,000	$180,000	$ 0

The values for “in-the-money” options held as of December 31, 2004 represent the positive spread between the respective exercise/base prices of outstanding options and the estimated fair market value of $2.20 as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

We have two stock options plans, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1999 Directors’ Stock Option Plan, through which 3,000,000 shares and 300,000 shares are authorized, respectively. Pursuant to our stock options plans, as of December 31, 2004, there were options outstanding to purchase 2,205,140 shares of our common stock with a weighted average exercise price per share of $3.48 and options remaining to purchase 1,093,500 shares of our common stock.

The following table sets forth certain information as of December 31, 2004 about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,205,140	$3.48	1,093,500
Equity compensation plans not approved by security holders	—	—	—
Total	2,205,140	$3.48	1,093,500

The first column reflects outstanding stock options to purchase 2,039,940 shares and 165,200 shares of common stock pursuant to our Amended and Restated 1999 Stock Option Plan and our Amended and Restated 1999 Directors’ Stock Option Plan, respectively, that have been approved by our stockholders.

The third column reflects 958,700 shares and 134,800 shares remaining for issuance under our Amended and Restated 1999 Stock Option Plan and our Amended and Restated 1999 Directors’ Stock Option Plan, respectively, that have been approved by our stockholders.

EMPLOYMENT AGREEMENTS

On March 25, 2005, we entered into a resignation agreement with Steven J. Blad in which we permitted Mr. Blad to resign as our Chief Executive Officer, as our President and as a member of our board of directors. In addition to the resignation agreement, we entered into a six-month consulting agreement with Mr. Blad for the purposes of, among other things, transitioning the administration of our manufacturing facilities in China and assisting with certain international sales matters. The consulting agreement provided for six equal payments of $16,666.66 and additional payments of up to $100,000 upon the satisfaction of certain milestones related to our manufacturing facilities in China. The consulting agreement also provided for a commission of up to 2.5% of the revenue received from sales by Technical Casino Supplies Ltd., an affiliate of TCSJohnHuxley, pursuant to the Distribution Agreement dated January 21, 2005. On July 12, 2005, we terminated the consulting agreement.

On February 4, 2005, we entered into a consulting agreement with Mark R. Newburg through which Mr. Newburg was to provide us with detailed independent analysis of our operational matters. Pursuant to the consulting agreement, we agreed to provide an initial payment of $20,000, provide monthly compensation of $10,000 beginning on March 1, 2005, $20,000 monthly effective April 1, 2005 and issued options to purchase 300,000 shares of common stock at an exercise price of $1.49 per share. Although Mr. Newburg was appointed to our board of directors as Executive Director on March 25, 2005 and oversees all aspects of our operations, Mr. Newburg will continue to be compensated pursuant to the terms of this consulting agreement. We will enter into a formal employment agreement with Mr. Newburg upon the conclusion of his employment with VirtGame Corp. On April 28, 2005, our Board of Directors, without Mr. Newburg participating, appointed Mr. Newburg as treasurer and granted to Mr. Newburg an additional option to purchase 200,000 shares of our common stock at an exercise price of $1.85 per share.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

We must receive proposals of stockholders intended to be presented at our next annual meeting prior to January 15, 2006, to be considered for inclusion in our proxy statement relating to that meeting. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials Any proposal received after January 15, 2006 shall be considered untimely and shall not be made a part of our proxy materials.

INFORMATION INCORPORATED BY REFERENCE

We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by reference the information contained in our Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, on March 31, 2005. The information incorporated by reference includes our audited financial statements for the year ended December 31, 2004 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this proxy statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which was filed on March 31, 2005, as amended by Form 10-KSB/A filed on May 2, 2005; and

•	Our Quarterly Report on Form 10-QSB for the period ended March 31, 2005, which was filed on May 16, 2005.

GENERAL INFORMATION

Our 2004 Annual Report on Form 10-KSB, containing audited financial statements but without exhibits, accompanies this proxy statement. The Form 10-KSB, as filed with the Securities and Exchange Commission, including exhibits, is available through the website maintained by the Commission at www.sec.gov. Stockholders may also obtain a copy of our Form 10-KSB, without charge, upon written request to:

VENDINGDATA CORPORATION
Attn: Secretary
6830 Spencer Street
Las Vegas, Nevada 89119

As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

A representative from Piercy Bowler Taylor & Kern, Certified Public Accountants, our independent auditors for the current and recently completed fiscal years, is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired. The representative is not expected to be available to respond to questions.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas H. Caszatt
Acting Chief Financial Officer and Secretary

Las Vegas, Nevada
July 29, 2005

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

A - 1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

VendingData Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Section 4.1 of Article IV of the Second Amended and Restated Articles of Incorporation of VendingData Corporation is hereby deleted and replaced in its entirety with a new Section 4.1 of Article IV to read in full as follows:

ARTICLE IV
SHARES OF STOCK

SECTION 4.1. CAPITAL STOCK

The Corporation is authorized to issue fifty million (50,000,000) shares of common stock, $.001 par value ("Common Stock"), and ten million (10,000,000) shares of preferred stock, $.001 par value ("Preferred Stock"). Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: Majority of voting power required.

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ____________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

A - 2

APPENDIX B

AMENDMENT TO THE 1999 STOCK OPTION PLAN

B - 1

SECOND AMENDMENT
TO
THE AMENDED AND RESTATED 1999 STOCK OPTION PLAN
OF
VENDINGDATA CORPORATION

THIS SECOND AMENDMENT (this “Second Amendment”) to the Amended and Restated 1999 Stock Option Plan of VendingData Corporation, as amended (the “Plan”), is adopted the 17th day of June 2005 by the board of directors of VendingData Corporation, a Nevada corporation (the “Company”).

WHEREAS, the effectiveness of this Second Amendment is subject to the approval of the Company’s stockholders, where the stockholders will be able to vote on this First Amendment at the Company’s 2005 annual meeting of stockholders;

1.    AMENDMENTS

The total number of shares of the Company’s common stock that may be granted as stock options pursuant to the Plan shall be increased from 3,000,000 shares to 5,000,000 shares through a restatement of Paragraph 4 of the Plan as follows:

The aggregate number of shares of Common Stock subject to Options, which may be granted under the Plan, shall not exceed 5,000,000 shares. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

2.    CONFLICT BETWEEN THE SECOND AMENDMENT AND THE PLAN

If there is a conflict between any of the provisions of this Second Amendment and any of the provisions of the Plan, the provisions of this Second Amendment shall control.

3.    NO OTHER AMENDMENTS OR CHANGES

Except as expressly amended or modified by this Second Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4.    GOVERNING LAW

This Second Amendment shall be governed by and construed in accordance with Nevada law.

B - 2

[FRONT OF PROXY CARD] YOUR VOTE IS IMPORTANT TO US. PLEASE CAST YOUR VOTE TODAY. ‚ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ‚
PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, AUGUST 23, 2005
SOLICITED BY THE BOARD OF DIRECTORS OF VENDINGDATA CORPORATION

The undersigned stockholder of VendingData Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-KSB in connection with our annual meeting of stockholders to be held at our principal offices at 6830 Spencer Street, Las Vegas, Nevada, on Tuesday, August 23, 2005 at 10:00 o’clock in the morning, Pacific Time, and hereby appoints Mark R. Newburg and James E. Crabbe, as proxy, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof.
(The proxy is instructed to vote as specified on the reverse side hereof.)

[BACK OF PROXY CARD]

VOTING BY TELEPHONE OR INTERNET IS QUICK, EASY AND IMMEDIATE. As a stockholder of VendingData Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern time, on August 22, 2005.

TO VOTE YOUR PROXY BY INTERNET. Please access the website, www.continentalstock.com, with your proxy card available. Please follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY TELEPHONE. Using any touch-tone telephone, please call 1-866-894-0537 to vote your proxy. Please have your proxy card available when you call and follow the voting instructions to vote your shares.

TO VOTE YOUR PROXY BY MAIL. Please mark, sign and date your proxy card below, detach the proxy card and return the proxy card in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY BY INTERNET OR TELEPHONE.

‚FOLD AND DETACH HERE AND READ THE REVERSE SIDE‚

PROXY THIS PROXY SHALL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.					Please mark your votes like this	☒
1. ELECTION OF DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ☐	WITHHOLD AUTHORITY ☐	2. APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 25,000,000 SHARES TO 50,000,000 SHARES.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			3. APPROVE THE ISSUANCE OF OUR 10% SENIOR SECURED CONVERTIBLE NOTES DUE 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
James E. Crabbe Ronald O. Keil Mark R. Newburg Bob L. Smith
			4. APPROVE AN AMENDMENT TO OUR 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FROM 3,000,000 SHARES TO 5,000,000 SHARES.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

SIGNATURE		SIGNATURE		DATE

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.